EXHIBIT 21

SUBSIDIARIES OF

MINUTEMAN INTERNATIONAL, INC.

Multi-Clean Division of Minuteman International, Inc.

600 Cardigan Road

Shoreview, Minnesota  55126

Minuteman Canada, Inc.

2210 Drew Road

Mississauga

Ontario L5S 1B1 Canada

Minuteman International Foreign Sales Corporation

c/o Ernst & Young Services, Ltd.

P.O. Box 261 Bay Street

Bridgetown, Barbados

Minuteman European B.V.

Haverstraat 31

2153 GB Nieuw-Vennep

The Netherlands

Minuteman PowerBoss, Inc.

175 Anderson Street

Aberdeen, North Carolina 28315